UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2023

Horizon Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Indiana	000-10792	35-1562417
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
515 Franklin Street
Michigan City, IN 46360
(Address of principal executive offices, including zip code)

(219) 879-0211
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	HBNC	The NASDAQ Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 16, 2023, Horizon Bancorp, Inc. (“Horizon” or the “Company”) received notification from The NASDAQ Stock Market LLC (“NASDAQ”) that it is now in compliance with NASDAQ listing rule 5250(c)(1) (the “Rule”). The Company regained compliance with the Rule by filing its Form 10-K for the year ended December 31, 2022 (the “2022 Form 10-K”) on March 15, 2023 with the Securities and Exchange Commission (the “SEC”). Based on the filing of the 2022 Form 10-K on March 15, 2023, NASDAQ determined that the Company was back in compliance with the Rule and the matter was closed.

As previously disclosed, the Company had received a letter from NASDAQ on March 6, 2023, indicating that, as a result of not having timely filed its 2022 Form 10-K by March 1, 2023 with the SEC, the Company was not in compliance with the Rule, which requires timely filing of all required periodic financial reports with the SEC.

Item 8.01 Other Events.

On March 17, 2023, the Company issued a press release regarding the matters described in Item 3.01 of this Current Report. A copy of the press release is included as Exhibit 99.1 to this Current Report and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT INDEX

Exhibit No.	Description	Location
99.1	Press release dated March 17, 2023	Attached
104	Cover Page Interactive Data File (Embedded within the Inline XBRL document)	Within the Inline XBRL document

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	March 17, 2023	HORIZON BANCORP, INC.

		By:	/s/ Mark E. Secor
Mark E. Secor
Executive Vice President & Chief Financial Officer